AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER dated as of June 19, 2007 (this "Agreement") by and between CyberSentry, Inc, a Delaware Corporation and Ludvik Capital, Inc, a Delaware Corporation the ("Surviving Corporation").

WHEREAS, CyberSentry, Inc and Ludvik Capital, Inc desire to merge pursuant to the terms and conditions of this Agreement and in accordance with Delaware Corporation Law and have adopted and approved this Agreement in accordance with such law; and

WHEREAS, the majority of the stockholders of CyberSentry, Inc and Ludvik Capital, Inc have adopted and approved this Agreement in accordance with Delaware Law.

NOW, THEREFORE, in consideration of the premises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
THE MERGER

Section 1.1. The Merger. CyberSentry, Inc shall merge with and into Ludvik Capital, Inc (the "Merger"). Ludvik Capital, Inc shall be the surviving corporation in the Merger, and at the Effective Time (as defined below), the separate existence of CyberSentry, Inc shall cease. The corporate existence of Ludvik Capital, Inc with its purposes, powers and objects, shall continue unaffected and unimpaired by the Merger, and as the surviving corporation it shall succeed to all rights and assets of CyberSentry, Inc, as and to the extent provided under Delaware Corporation Law.

Section 1.2. The Effective Time. The Merger shall become effective (the "Effective Time") upon the filing of (i) a certificate of merger executed by Ludvik Capital, Inc with the Secretary of State of the State of Delaware in the form of which is attached as Annex A and (ii) this Agreement and Plan of Merger executed by CyberSentry, Inc and Ludvik Capital, Inc to be effective June 29, 2007.

Section 1.3. Certificate of Incorporation. The Certificate of Incorporation of Ludvik Capital, Inc shall, as of the Effective Time, be the Certificate of Incorporation of the Surviving Corporation until duly amended.

Section 1.4. By-Laws. The By-Laws of Ludvik Capital, Inc shall, as of the Effective Time, be the By-Laws of the Surviving Corporation until duly amended.

Section 1.5. Officers and Directors. At the Effective Time, the directors and officers of the Surviving Corporation shall be as follows:

Name	Position(s)
Frank Kristan	Chairman of the Board of Directors
President and Chief Executive Officer

Frank Kristan	Secretary and Treasurer

The terms and classes of the directors shall be determined by the Board of Directors of the Surviving Corporation.

Section 1.6 Advisors. Ludvik Nominees Pty Ltd shall be the sole and exclusive advisor to Ludvik Capital, Inc.

Section 1.7. Required Approvals. This Agreement has been adopted and approved by the majority of the stockholders of Ludvik Capital, Inc and CyberSentry, Inc in accordance with Delaware Law.

Section 1.8. Corporate Name. The name under which Ludvik Capital, Inc was originally formed in Delaware was "Ludvik Capital, Inc.".

Section 1.9. Financial Statements. The Financial Statements for the merged Ludvik Capital, Inc are hereby incorporated by reference.

ARTICLE II
CONVERSION OF SHARES

Section 2.1. Effect of the Merger on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the Constituent Corporations or the holders of any capital stock thereof:

(a) Cancellation of Outstanding Capital Stock of CyberSentry, Inc. All issued and outstanding shares of capital stock of CyberSentry, Inc and all treasury stock owned by them, shall be canceled and cease to exist.

(b) Issuance of Common Shares. Four Thousand Six Hundred and Fifty Five Thousand (4,655) Common Shares of the Surviving Corporation will be issued to the holders of CyberSentry shares pursuant to this agreement In the event that a CyberSentry shareholder receives less than One Hundred (100) shares in the exchange, the shareholder shall be rounded up to receive One Hundred (100) shares. Four Hundred Thousand (400,000) common shares shall be issued to Ludvik Nominees Pty Ltd for the benefit of CyberSentry creditors and assumption of liabilities of CyberSentry, Inc.

(c) Continuance of Capital Stock of Ludvik Capital. Each Ludvik Capital, Inc Common Share that is issued and outstanding immediately prior to the Effective Time shall continue to be issued and outstanding.

Section 2.2. Closing of Transfer Books. From and after the Effective Time, the stock transfer books of CyberSentry, Inc shall be closed and no transfer of any capital stock shall thereafter be made.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

Section 3.1. Representations and Warranties. Each party hereby represents and warrants to the other that such party: (i) is a corporation duly organized and in good standing in its jurisdiction of incorporation; (ii) has obtained the approval of its board of directors to effect the Merger; and (iii) has full power and authority to execute, deliver and perform this Agreement.

ARTICLE IV
CLOSING CONDITIONS; THE CLOSING

Section 4.1. Closing Conditions. (a) The consummation of the Merger and the other transactions provided herein is conditioned upon the satisfaction of the following conditions: (i) Ludvik Capital, Inc shall have provided the payment to the State of Delaware for fees, taxes and outstanding obligations, in certified funds as evidence of sufficient capital to effect the Merger and (ii) the Effective Date of the Order shall have occurred. The parties shall use their commercially reasonable efforts to satisfy the foregoing conditions.

ARTICLE V
TERMINATION OR ABANDONMENT OF MERGER

Section 5.1. Termination. This Agreement may not be terminated or the Merger abandoned at any time prior to the Effective Time by the Board of Directors of Ludvik Capital, Inc unless the Board of Directors of Ludvik Capital, Inc shall determine for any reason that the consummation of the transactions contemplated hereby would be inadvisable or not in the best interests of Ludvik Capital, Inc or its shareholders.

ARTICLE VI
AMENDMENTS

Section 6.1. Amendments. At any time prior to the Effective Time, the parties hereto may by written agreement amend, modify or supplement any provision of this Agreement, provided that no such amendment, modification or supplement may be made if, in the sole judgment of the Board of Directors of Ludvik Capital, Inc it would adversely affect the rights and interests of Ludvik Capital Inc's shareholders in any material respect.

ARTICLE VII
ACCOMPLISHMENT OF MERGER

Section 7.1. Further Assurances. The parties hereto each agree to execute such documents and instruments and to take whatever action may be necessary or desirable to consummate the Merger.

ARTICLE VIII
MISCELLANEOUS PROVISIONS

Section 8.1. Governing Law. This Agreement shall be construed under and in accordance with the laws of the State of Delaware applicable to contracts to be fully performed in such State, without giving effect to choice of law principles.

Section 8.2. Headings. The headings set forth herein are for convenience only and shall not be used in interpreting the text of the section in which they appear.

Section 8.3. Binding Effect; Successors and Assigns. This Agreement may not be assigned by either party without the written consent of the other party; this Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the parties hereto.

Section 8.4. Counterparts. This Agreement may be executed in separate counterparts, each of which, when so executed, shall be deemed to be an original, and such counterparts when taken together shall constitute but one and the same instrument.

Section 8.5. Extensions of Time. At any time prior to the Effective Time, the parties hereto may, by written agreement, extend time for the performance of any of the obligations or other acts of the parties hereto.

Section 8.6. Merger Agreement. A copy of this Agreement is on file at the principal place of business of Ludvik Capital, Inc, 504 Thomas Bransby, Williamsburg, Virginia 23185 and will be furnished by the Surviving Corporation, on request and without cost, to any stockholder or shareholder of either Constituent Corporation.

Section 8.7. Reimbursement of Expenses. Upon closing of the Merger under this Agreement, the Surviving Corporation shall reimburse the officers, directors and shareholders of Ludvik Capital, Inc as the case may be, for all costs and expenses incurred by any of such persons in connection with the Merger, including without limitation, all legal fees and expenses.

IN WITNESS WHEREOF, the Trustee, the Debtor and Ludvik Capital, Inc have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the day first above written.

LUDVIK CAPITAL, INC.

By:  /s/ Frank Kristan

Name: Frank Kristan
Title: President

CYBERSENTRY, INC.

By:  /s/ Hal Shankland

Name: Hal Shankland
Title: Chief Executive Officer

EXHIBIT
Merger Agreement

FINANCIAL INFORMATION

The Financial Statements of the Company filed with this report were prepared by management and commence on the following page, together with related Notes. In the opinion of management, the Financial Statement fairly present the financial condition of the Company.

Ludvik Capital, Inc
As of March 31, 2007

ASSETS

ASSETS

Cash and Cash Equivalents	$37,254

Investments at Fair Value
Control Investments at cost	9,178,769
TOTAL ASSETS	$9,216,023

LIABILITIES and STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

Accounts Payable	$8,500
TOTAL LIABILITIES	$8,500
STOCKHOLDERS' EQUITY

Common stock, $0.001 par value; 100,000,000 shares
Authorized and 20,000,000 shares issued;

Opening Balance Equity	$9,178,769
Additional paid in capital	28,754
TOTAL STOCKHOLDERS' EQUITY	$9,207,523
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$9,216,023

The accompanying notes are an integral part of financial statements.

Ludvik Capital, Inc
Notes To Financial Statements
As of March 31, 2007

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A.	Organization and Business Operations

Ludvik Capital, Inc as the successor company by merger to Patriot Advisors, Inc, and Templar Corporation("the Company") was incorporated in the State of Delaware on October 20,2006 to serve as a vehicle to effect the Agreement and Plan of Merger in United States Bankruptcy Court in the District of Maine in Case No.04-20328.

On November 8, 2006, the Company began business operations, and all activity prior to that date relates to the Company's formation and implementation of the Agreement and Plan of merger.

The Company's fiscal year end is June 30, 2007.

B.	Basis of Presentation

The accompanying financial statements have been prepared by the Company in accordance with generally accepted accounting principles in the United States. Certain information and footnote disclosures normally included in financial statements, prepared in accordance with generally accepted accounting principles, have been condensed or omitted pursuant to such rules and regulations. The Company believes that the disclosures in these financial statements are adequate and not misleading.

In the opinion of management, the financial statements contain all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the Company's financial position as of March 31, 2007 and is not necessarily indicative of the results for any future period.

C.	Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

D.	Investments at Fair Value

The Investments consist of the cost basis for the investments in real estate, ACRE, Avenger Boats, Child Support Payment Corporation and Patriot Growth Fund, LP. The Investments at Fair Value also include the holdings of Patriot Advisors, Inc and Templar Corporation as they specifically relate to loans to Unitech Industries, Inc, holdings in Prepaid Systems Inc and investment in the Patriot Growth Fund.

E.	Income Taxes

The Company accounts for income taxes under the Financial Accounting Standards Board of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The company has $11,526,091 in tax loss carry forwards consisting of a tax loss carry forward of:
(i) $ 8,426,091 on the Cybersentry investment,
(ii) $ 2,000,000 on the Prepaid Systems, Inc investment,
(iii) $ 600,000 on the Unitech Industries, Inc investment and
(iv) $ 500,000 on the Patriot Growth Fund Partnership interest.

NOTE 2. STOCKHOLDERS' EQUITY

A.	Preferred Stock

The Company is not authorized to issue shares of preferred stock.

B.	Common Stock

The Company is authorized to issue 100,000,000 shares of common stock at $0.001 par value.

C.	Warrant and Options

There are no warrants or options outstanding to issue any additional shares of common stock.

D.	Subsequent Events

Not applicable

NOTE 3. Management's Discussion and Analysis - Plan of Operation.

The following discussion should be read in conjunction with the information contained in the financial statements of the Company and the Notes thereto appearing elsewhere herein.

Results of Operations - As of March 31, 2007

The Company is considered to be in the development stage as defined in Statement of Financial Accounting Standards No. 7. There have been no operations since inception until November 8, 2006. The company commenced limited operations on November 8, 2006.

The operations of Ludvik Capital, Inc (“LCI”) will include making investments in public and private companies. LCI will provide long-term equity and debt investment capital to fund growth, acquisitions and recapitalizations of small and middle-market companies in a variety of industries primarily located in the U.S.  LCI will make active or passive investments in common and preferred stock and warrants or rights to acquire equity interests; in addition to senior and subordinated loans; or convertible securities. Ludvik Capital will serve as a lead investor for transactions, as well as a co-investor in companies along with other private equity sponsors.

The Company has $37,254 in cash and cash equivalents as of March 31, 2007 and investments of $9,178,769.

STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This report contains various forward-looking statements that are based on the Company's beliefs as well as assumptions made by and information currently available to the Company. When used in this report, the words "believe," "expect," "anticipate," "estimate" and similar expressions are intended to identify forward-looking statements. Such statements may include statements regarding seeking business opportunities, payment of operating expenses, and the like, and are subject to certain risks, uncertainties and assumptions which could cause actual results to differ materially from projections or estimates contained herein. Factors which could cause actual results to differ materially include, among others, unanticipated delays or difficulties in location of a suitable business acquisition candidate, unanticipated or unexpected costs and expenses, competition and changes in market conditions,lack of adequate management personnel and the like. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially form those anticipated, estimated or projected. The Company cautions again placing undue reliance on forward-looking statements all of that speak only as of the date made.

NOTE 4. Controls and Procedures.

The Company maintains a system of controls and procedures designed to provide reasonable assurance as to the reliability of the financial statements and other disclosures included in this report, as well as to safeguard assets from unauthorized use or disposition. As of March 31, 2007, the Company's Chief Executive Officer and principal financial officer has evaluated the effectiveness of the design and operation of the Company's disclosure controls and procedures. Based upon that evaluation, the Company's Chief Executive Officer and principal financial officer concluded that the Company's disclosure controls and procedures are effective. There have been no significant changes in the Company's internal controls or in other factors which could significantly affect internal controls subsequent to the date the Company carried out its evaluation.

PART II -- OTHER INFORMATION

Item 1. Legal Proceedings.

The company may become involved in legal proceedings in the normal course of business. The Company is unaware of any legal proceedings against it that would materially affect its operations.

Item 2. Changes in Securities.

Not applicable.

Item 3. Defaults upon Senior Securities.

Not applicable.

Item 4. Submission of Matters to a Vote of Security Holders.

Not applicable.

Item 5. Other Information.

Not applicable.

Item 6. Exhibits and Reports

None

SIGNATURES

The company caused this financial report to be signed on its behalf by the undersigned, thereunto duly authorized.

Ludvik Capital, Inc
(Company)

By:  /s/ Frank J Kristan

Name:  Frank J. Kristan
Title:    President

Dated: March 31, 2007.

LUDVIK CAPITAL
FACT SHEET

L L

OBJECTIVE

STATISTICS

Inception	1994
Assets	$ 12 mill
No of Holdings	24
Industries	- Real Estate - Telecom - Internet - Finance

RATE OF RETURN

1 YEAR - 27.49%
3 YEAR - 26.01%
5 YEAR - 20.75%
10 YEAR - 23.24%
Inception - 26.04%

ADVISOR

Ludvik Nominees Pty Ltd
Frank Kristan, President
504 Thomas Bransby
Williamsburg, Va 23185
Phone: (757) 927-2986
Fax: (206) 984-3470
www.ludvikcapital.com

Year	YTD	Jan	Feb	March	April	May	June	July	August	Sept	Oct	Nov	Dec
1994	29.91%	2.49%	-0.79%	3.17%	2.45%	2.14%	2.97%	2.23%	2.57%	3.97%	2.39%	3.76%	2.56%
1995	25.49%	2.12%	2.07%	2.75%	-1.97%	1.27%	2.03%	2.65%	1.37%	2.88%	3.44%	3.44%	3.44%
1996	24.78%	2.07%	2.67%	2.57%	1.19%	-1.55%	3.24%	2.33%	2.77%	2.44%	2.76%	1.32%	2.97%
1997	25.03%	2.09%	2.09%	2.09%	2.09%	2.09%	2.09%	2.09%	2.09%	2.09%	2.09%	2.09%	2.09%
1998	30.28%	2.52%	2.52%	2.02%	2.37%	1.77%	3.54%	1.94%	2.09%	1.98%	2.66%	3.43%	3.43%
1999	46.19%	3.85%	4.65%	2.89%	3.33%	4.33%	2.08%	4.11%	3.97%	4.98%	3.48%	4.76%	3.76%
2000	14.67%	1.22%	-1.45%	0.09%	2.11%	1.03%	2.33%	1.44%	0.98%	1.12%	2.03%	1.97%	1.80%
2001	12.32%	1.03%	2.35%	2.10%	2.01%	2.09%	1.23%	2.05%	1.21%	1.11%	-3.22%	-2.19%	2.55%
2002	14.60%	1.56%	2.23%	-2.44%	2.99%	0.09%	-0.03%	1.78%	2.11%	1.33%	1.83%	1.47%	1.68%
2003	11.16%	0.93%	1.91%	0.45%	1.33%	2.18%	0.21%	0.99%	-0.22%	1.11%	0.44%	1.22%	0.61%
2004	23.43%	1.95%	2.87%	3.32%	0.59%	2.92%	2.33%	2.21%	2.15%	0.65%	-0.37%	2.04%	2.77%
2005	27.09%	2.52%	1.01%	1.97%	1.98%	2.77%	1.13%	3.87%	2.63%	-0.98%	2.77%	3.87%	3.55%
2006	27.49%	2.29%	1.77%	2.56%	-2.33%	2.99%	2.62%	2.33%	3.98%	2.47%	2.44%	3.33%	3.04%
2007	4.61%	2.48%	2.13%	2.59%									

Performance data represents past performance and does not guarantee or indicate future results.
There is no FDIC insurance and there is no bank guarantee of any capital investment.